================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------


                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                    ---------

                             CCA PRISON REALTY TRUST
             (Exact name of Registrant as Specified in its Charter)
                                    ---------

             MARYLAND                                     62-1689525
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)
                                   ----------

2200 ABBOTT MARTIN ROAD, SUITE 201, NASHVILLE, TENNESSEE          37215
   (Address of Principal Executive Offices)                     (Zip Code)

                                   ----------

If this form relates to the registration of a    If this form relates to the registration of a
class of debt securities and is effective upon   class of debt securities and is to become
filing pursuant to General Instruction A(c)(1)   effective simultaneously with the effectiveness
please check the following box. [  ]             of a concurrent registration statement under
                                                 the Securities Act of 1933 pursuant to
                                                 General Instruction A(c)(2) please check the
                                                 following box. [ ]

                                   ----------



        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


     TITLE OF EACH CLASS                         NAME OF EACH EXCHANGE ON WHICH
     TO BE SO REGISTERED                         EACH CLASS IS TO BE REGISTERED
     -------------------                         ------------------------------
COMMON SHARES, $.01 PAR VALUE                        NEW YORK STOCK EXCHANGE

                                   ----------



        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE

                                   ----------


================================================================================

Item 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     This registration statement (the "Registration Statement") relates to the registration with the Securities and Exchange Commission (the "Commission") of the common shares, par value $.01 per share (the "Common Shares"), of CCA Prison Realty Trust, a Maryland real estate investment trust (the "Registrant"). The description of the Common Shares to be registered hereunder is incorporated by reference to the information set forth under the caption "Description of Capital Shares" of the Registrant's prospectus included as a part of the Registrant's registration statement on Form S-11 (No. 333-25727) in the form in which it was filed on April 24, 1997, as amended from time to time.

Item 2.     EXHIBITS.

     Pursuant to Instruction II of the Instructions as to Exhibits for Registration Statements on Form 8-A, the following documents are filed with the New York Stock Exchange but are not filed with, or incorporated by reference in, this Registration Statement filed with the Commission:

     2.1    Specimen of Certificate representing the Registrant's Common Shares.
     2.2    Declaration of Trust, as amended and restated, of the Registrant.
     2.3    Bylaws of the Registrant.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Nashville, State of Tennessee, on the 28th day of May, 1997.


                                         CCA PRISON REALTY TRUST



                                         By: /s/ J. Michael Quinlan
                                            -----------------------------
                                                J. Michael Quinlan
                                               Chief Executive Officer